EXHIBIT 99.2
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P R E S S   R E L E A S E
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Contact:        Norris Nissim           Mark Semer or Jim Fingeroth
                General Counsel         Kekst and Company
                (212) 332-8437          (212) 521-4800

                                                           FOR IMMEDIATE RELEASE

              JOHN A. LEVIN & CO., INC. ANNOUNCES EXTENSION OF CIO
                    AND INVESTMENT TEAM RETENTION AGREEMENT
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New York, NY, November 15, 2005 - John A. Levin & Co., Inc. announced today that
Philip W. Friedman, Chief Investment Officer, has agreed to an extension of his retention agreement through December 2006. This agreement covers Mr. Friedman and his entire investment team.

John C. Siciliano, President and Chief Executive Officer, commented that "We are very pleased to have concluded the extension of the retention agreement for Phil and his team as they are, deservedly, highly regarded by both our clients and the investment community at large."

In addition, Mr. Siciliano stated that, "As we move into 2006, we anticipate putting in place a long term compensation plan that will supersede this agreement. We expect this program will be based on a mix of short and long term incentives relating to employee and firm performance, including asset retention, asset growth and investment returns. A fundamental objective of the plan will be to align the interests of clients, employees and stockholders."

Founded in 1982, John A. Levin & Co., Inc., is a New York-based investment management firm. Clients include U.S. and foreign individuals, their related trusts and charitable organizations, college endowments, foundations, registered investment funds, and pension and profit-sharing plans. The firm is a wholly-owned subsidiary of BKF Capital Group, Inc. (NYSE: BKF), which is a publicly traded company listed on the New York Stock Exchange.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward- looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward- looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.